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      As filed with the Securities and Exchange Commission on May 17, 2000
                                                     Registration No. 333-91719

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                         -----------------------------


                                AMENDMENT NO. 2
                                      TO
                                   FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                              JABIL CIRCUIT, INC.
             (Exact name of Registrant as specified in its charter)


                         -----------------------------


            DELAWARE                                            38-1886260
            --------                                            ----------
  (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                           Identification No.)


                            10560 Ninth Street North
                         St. Petersburg, Florida 33716
                                 (727) 577-9749
                         -----------------------------
              (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)


                             Robert L. Paver, Esq.
                         Secretary and General Counsel
                              Jabil Circuit, Inc.
                            10560 Ninth Street North
                         St. Petersburg, Florida 33716
                                 (727) 577-9749
                         -----------------------------
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                    Copy to:

                           Chester E. Bacheller, Esq.
                              Holland & Knight LLP
                             400 North Ashley Drive
                                   Suite 2300
                              Tampa, Florida 33602
                             Phone: (813) 227-6431
                              Fax: (813) 229-0134


                         -----------------------------


         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]


         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.



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                                    PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         Set forth below is an estimate (other than the SEC Registration Fee) of the fees and expenses all of which are payable by the Registrant, in connection with the registration and sale of the securities being registered:


Commission Registration Fee......................................    $  208,500
Trustee's Fees and Expenses .....................................        25,000
Rating Agencies' Fees ...........................................       162,500
Transfer Agent and Registrar Fees and Expenses...................        25,000
Legal Fees and Expenses..........................................       650,000
Accounting Fees and Expenses.....................................        50,000
Printing, Engraving and Mailing Expenses.........................        50,000
Miscellaneous....................................................        22,000
Total............................................................    $1,193,000
                                                                     ==========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         As authorized by Section 145 of the General Corporation Law of the State of Delaware ("DGCL"), each director and officer of the Registrant may be indemnified by the Registrant against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which he is involved by reason of the fact that he is or was a director or officer of the Registrant if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. If the legal proceeding, however, is by or in the right of the Registrant, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he shall have been adjudged to be liable to the Registrant unless a court determines otherwise.

         Article Tenth of the Registrant's Certificate of Incorporation provides for mandatory indemnification of the Registrant's directors, officers and employees and Article VI of the Registrant's Bylaws provide for permissible indemnification of other agents to the maximum extent permitted by the DGCL. The Registrant has entered into Indemnification Agreements with its officers and directors with further indemnification to the maximum extent permitted by the DGCL.



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         The general effect of the foregoing provisions may be to reduce the circumstances in which an officer or director may be required to bear the economic burden of the foregoing liabilities and expense.

         The form(s) of proposed Underwriting Agreement(s) to be filed as (an) Exhibit(s) hereto or incorporated by reference herein may include provisions regarding the indemnification of our officers and directors by the several Underwriters.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

      (a) Exhibits:

Exhibit
Number                         Description
-------                        -----------

1.1      Form of Underwriting Agreement.(1)
4.1      Certificate of Incorporation.+
4.2      Form of Senior Indenture.(1)
4.3      Form of Subordinated Indenture.(1)
4.4      Form of Senior Debt Security*.
4.5      Form of Subordinated Debt Security*.
4.6      Form of Convertible Debt Security*.
4.7      Form of Preferred Stock Certificate of Designation*.
4.8      Form of Warrant*.
4.9      Form of Warrant Agreement*.
4.10     Form of Deposit Agreement*.
4.11     Form of Pledge Agreement*.
4.12     Form of Intercreditor Agreement*.
5.1      Opinion of Holland & Knight LLP.(1)
12.1 Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends.(1)
23.1     Consent of KPMG LLP.(1)
23.2     Consent of Ernst & Young LLP.(1)
23.3     Consent of Holland & Knight LLP (included in Exhibit 5.1).(1)
24.1 Power of Attorney of certain directors and officers of Jabil (set forth on the signature page of the Registration Statement as filed on November 29, 1999).



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25.1     Form T-1 Statement of Eligibility of Trustee for Senior Indenture
         under the Trust Indenture Act of 1939.
25.2 Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939.

         (1) Previously filed as an exhibit to Amendment No. 1 to Registration Statement on Form S-3 (No. 333-91719) and incorporated herein by reference.

         + Incorporated by reference to the Company's Quarterly Report on Form 10-Q filed with the SEC on April 13, 2000.

         * To be filed with a Current Report on Form 8-K or a Post-Effective Amendment to Registration Statement.



ITEM 17. UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (a) To include any prospectus required by Section 10(a)(3) of the Securities Act,

              (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement,

              (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided, however, that clauses (a) and (b) do not apply if the information required to be included in a post-effective amendment by such clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
                   Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement.



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         (2)  That, for the purpose of determining any liability under the
              Securities Act, each such post-effective amendment shall be deemed a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to its Certificate of Incorporation, Bylaws, by agreement or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance on Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or Rule 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

         (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in St. Petersburg, Florida on May 17, 2000.

                                          JABIL CIRCUIT, INC.



                                           By: /s/ Chris A. Lewis
                                          -------------------------------------
                                           Name:   Chris A. Lewis
                                           Title:  Chief Financial Officer



         Pursuant to the requirements of the Securities Act, as amended, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated on May 17, 2000.


      Signature                              Title
      ---------                              -----

        *                 Chairman of the Board and Chief Executive Officer
---------------------     (Principal Executive Officer)
William D. Morean

  /s/ Chris A. Lewis      Chief Financial Officer (Principal Financial Officer)
---------------------
Chris A. Lewis

        *                 Vice Chairman and Director
---------------------
Thomas A. Sansone

        *                 Director
---------------------
Mel S. Lavitt

        *                 President and Director
---------------------
Timothy L. Main

        *                 Director
---------------------
Lawrence J. Murphy



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      Signature                              Title
      ---------                              -----

        *                 Director
---------------------
Steven A. Raymund

        *                 Director
---------------------
Frank A. Newman

By:  /s/ Chris A. Lewis
   ---------------------
     Chris A. Lewis
     Attorney-in-Fact






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                                 EXHIBIT INDEX


Exhibit
Number                            Description
------                            -----------

1.1           Form of Underwriting Agreement.(1)
4.1           Certificate of Incorporation.+
4.2           Form of Senior Indenture.(1)
4.3           Form of Subordinated Indenture.(1)
4.4           Form of Senior Debt Security*.
4.5           Form of Subordinated Debt Security*.
4.6           Form of Convertible Debt Security*.
4.7           Form of Preferred Stock Certificate of Designation*.
4.8           Form of Warrant*.
4.9           Form of Warrant Agreement*.
4.10          Form of Deposit Agreement*.
4.11          Form of Pledge Agreement*.
4.12          Form of Intercreditor Agreement*.
5.1           Opinion of Holland & Knight LLP.(1)
12.1 Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends.(1)
23.1          Consent of KPMG LLP.(1)
23.2          Consent of Ernst & Young LLP.(1)
23.3          Consent of Holland & Knight LLP (included in Exhibit 5.1).(1)
24.1          Power of Attorney of certain directors and officers of Jabil
              (set forth on the signature page of the
              Registration Statement as filed on November 29, 1999).
25.1          Form T-1 Statement of Eligibility of Trustee for Senior Indenture
               under the Trust Indenture Act of 1939.
25.2 Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939.


         (1) Previously filed as an exhibit to Amendment No. 1 to Registration Statement on Form S-3 (No. 333-91719) and incorporated herein by reference.

         + Incorporated by reference to the Company's Quarterly Report on Form 10-Q filed with the SEC on April 13, 2000.

         * To be filed with a Current Report on Form 8-K or a Post-Effective Amendment to Registration Statement.



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